Exhibit 15.16

SOLAIRE PARTNERS LLC.

STATEMENTS OF FINANCIAL POSITION

As of December 31, 2024 and 2023

	Note	December 31, 2024		December 31, 2023
Assets		(In thousands of Korean won)
Cash and cash equivalents	14,17,19,24,27	₩	355	342,896
Short-term investment securities	17,24		-	1,664,720
Accounts receivable — trade, net	13,17,24		52,800	384,675
- Related parties	28		52,800	384,675
Accounts receivable — other, net	13,17,24		2,129,732	118,633
- Related parties	28		1,854,732	118,633
- Non related parties			275,000	-
Other current financial assets	13,17,24		144,019	-
- Non related parties			144,019	-
Other current assets	12		97	-
Contract assets	7		370,720	110,988
- Related parties	28		183,866	110,988
- Non related parties			186,854	-
Total current assets			2,697,723	2,621,912
Long-term investment securities	17,24		712,715	12,180
Investments in associates	16		83,001	669,043
Property and equipment including right-of-use asset	15,25		31,227	83,659
Other non-current financial assets	13,17,24		300	231,846
- Related parties	28		-	36,082
- Non related parties			300	195,764
Deferred tax assets	11		-	64,863
Defined benefit assets	10		-	21
Total non-current assets			827,243	1,061,612
Total assets		₩	3,524,966	3,683,524
Liabilities
Trade and other payables	17,22,24	₩	1,801,718	1,830,848
- Related parties	28		308	27,346
- Non related parties			1,801,410	1,803,502
Other current financial liabilities	17,24		96,060	-
- Related parties	28		96,060	-
Other current non-financial liabilities	17,24		23,896	26,988
Short-term borrowings	17,21,24		207,336	-
Current tax liabilities	11		193,897	211,124
Current Lease liabilities	21,24,25		60,945	145,798
Total current liabilities			2,383,852	2,214,758
Other non-current financial liabilities	17,24		-	87,123
- Related parties	28		-	87,123
Defined benefit liabilities	10		152,368	-
Other non-current provisions	23		13,167	12,989
Non-current Lease liabilities	21,24,25		-	55,275
Total non-current liabilities			165,535	155,387
Total liabilities		₩	2,549,387	2,370,145

The accompanying notes are an integral part of these financial statements.

SOLAIRE PARTNERS LLC.

STATEMENTS OF FINANCIAL POSITION

As of December 31, 2024 and 2023

	Note	December 31, 2024		December 31, 2023
Equity		(In thousands of Korean won)
Share capital	18	₩	850,000	850,000
Share premium	18,20		421,254	421,254
Other reserves	10,18		(201,030)	(45,637)
Retained earnings			(94,645)	87,762
Total equity			975,579	1,313,379
Total liabilities and equity		₩	3,524,966	3,683,524

The accompanying notes are an integral part of these financial statements.

SOLAIRE PARTNERS LLC.

STATEMENTS OF COMPREHENSIVE INCOME

For the Years Ended December 31, 2024 and 2023

	Note	2024		2023
		(In thousands of Korean won)
Operating income
Investment management revenue	6,7		1,362,349	1,714,271
- Related parties	28		1,276,195	1,714,271
- Non-related parties			86,154	-
Investment revenue	6,7		45,417	2,092
- Related parties	28		-	114
- Non-related parties			45,417	1,978
Gains from investments in associates	6,7		16,391	-
- Related parties	28		16,391	-
			1,424,157	1,716,363
Operating expenses
Selling, general and administrative expenses	8		(1,532,099)	(1,710,391)
Investment expenses	8		(20,121)	-
Losses from investments in associates	8		(63,068)	(146,232)
- Related parties	28		(63,068)	(146,232)
			(1,615,288)	(1,856,623)
Other income	8		86	7
Other expense	8		-	(44,886)
Operating loss			(191,045)	(185,139)
Finance income	9,17,25		99,164	21,382
- Related parties	28		84,895	8,826
- Non-related parties			14,269	12,556
Finance costs	9,17,25		(22,730)	(97,964)
- Related parties	28		(8,938)	(4,825)
- Non-related parties			(13,792)	(93,139)
loss before income tax			(114,611)	(261,721)
Income tax expenses	11		(67,796)	(39,549)
loss for the year		₩	(182,407)	(301,270)
Other comprehensive income
Items that will not be reclassified to income or loss:
Remeasurement of defined benefit liabilities	10,11,18		(155,393)	(12,724)
Total comprehensive loss for the year		₩	(337,800)	(313,994)

The accompanying notes are an integral part of these financial statements.

SOLAIRE PARTNERS LLC.

STATEMENTS OF CHANGES IN EQUITY

For the Years Ended December 31, 2024 and 2023

	Note	Share capital		Share premium	Other reserves	Retained earnings	Total
Balance at January 1, 2023	1	₩	850,000	-	(32,913)	389,032	1,206,119
Total comprehensive income for the year
loss for the year			-	-	-	(301,270)	(301,270)
Remeasurement of defined benefit liabilities	18		-	-	(12,724)	-	(12,724)
Total comprehensive loss for the year			-	-	(12,724)	(301,270)	(313,994)
Share-based Payment	18		-	421,254	-	-	421,254
Balance at December 31, 2023	1	₩	850,000	421,254	(45,637)	87,762	1,313,379
Balance at January 1, 2024	1	₩	850,000	421,254	(45,637)	87,762	1,313,379
Total comprehensive income for the year
loss for the year			-	-	-	(182,407)	(182,407)
Remeasurement of defined benefit liabilities	18		-	-	(155,393)	-	(155,393)
Total comprehensive loss for the year			-	-	(155,393)	(182,407)	(337,800)
Balance at December 31, 2024	1	₩	850,000	421,254	(201,030)	(94,645)	975,579

The accompanying notes are an integral part of these financial statements.

SOLAIRE PARTNERS LLC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2024 and 2023

	Note	2024		2023
		(In thousands of Korean won)
Cash flows from operating activities
loss for the year		₩	(182,407)	(301,270)
Adjustments to reconcile profit for the year to net cash provided by operating activities	27		(303,862)	594,658
Interest received			9,329	9,286
Interest paid			(13,615)	(16,757)
Income taxes refunded(paid)			(20,161)	131,217
Net cash inflow(outflow) from operating activities		₩	(510,716)	417,134
Cash flows from investing activities
Payment for other non-current financial assets		₩	-	(150,000)
Collection of lease receivables			104,410	38,435
Collection of other non-current financial assets			-	80
Purchase of property and equipment			(3,444)	(4,094)
Net cash inflow(outflow) in investing activities		₩	100,966	(115,579)
Cash flows from financing activities	27
Proceeds from short-term borrowings		₩	207,336	-
Collection of rent deposit			-	100,050
Repayment of lease liabilities			(140,127)	(130,674)
Net cash inflow(outflow) in financing activities		₩	67,209	(30,624)
Net increase (decrease) in cash and cash equivalents			(342,541)	270,931
Cash and cash equivalents at beginning of the year		₩	342,896	71,965
Cash and cash equivalents at end of the year	14	₩	355	342,896

The accompanying notes are an integral part of these financial statements.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

1. Reporting entity

The Company

Solaire Partners LLC. (“the Company”) was incorporated in June 2017 and the Company's registered office is at 112, Yeoksam-ro, Gangnam-gu, Seoul, Republic of Korea. The Company is investment management company focusing on contents. The Company primarily generates revenue from the investment in securities of Korean content companies and commissions received from the customers from providing the investment management services.

The Company’s major shareholders and their respective percentage of ownership as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	Number of shares	Ownership (%)	Number of shares	Ownership (%)
Choi, Pyeung ho	514,250,000	60.5%	514,250,000	60.5%
Lee, Young Jae	208,250,000	24.5%	208,250,000	24.5%
Song, Hyo Jeong	42,500,000	5.0%	42,500,000	5.0%
CY Holdings Co., Ltd	42,500,000	5.0%	42,500,000	5.0%
Park, Su Kyung	17,000,000	2.0%	17,000,000	2.0%
Hyun, Na Young	8,500,000	1.0%	8,500,000	1.0%
Lee, Myung Hyun	8,500,000	1.0%	8,500,000	1.0%
Kim, Min Soo	8,500,000	1.0%	8,500,000	1.0%
Total	850,000,000	100.0%	850,000,000	100.0%

2. Basis of Accounting

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by International Accounting Standard Board (“IASB”). These financial statements were authorized for issuance by the management on May 14, 2025.

Details of the Company’s accounting policies are included in Note 5.

Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following items, which are measured on an alternative basis on each reporting date.

Items	Measurement bases
Financial instruments measured at fair value through profit or loss (“FVTPL”)	Fair value
Defined benefit plans – plan assets	Fair value

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

3. Functional and presentation currency

These financial statements are presented in Korean Won, which the Company’s functional currency. All amounts have been rounded to the nearest thousand, unless otherwise indicated.

4. Use of judgements and estimates

In preparing these financial statements, management has made judgements and estimates that affect the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income, and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.

A.	Judgements

Information about judgements made in applying accounting policies that have the most significant effects on the amounts recognized in the financial statements is included in the following notes:

Note 25(A): lease term: whether the Company is reasonably certain to exercise extension options.

B.	Assumptions and estimation uncertainties

Information about assumptions and estimation uncertainties at the reporting date that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities within the next financial year is included in the following notes:

●	Note 16: Equity-accounted investees;

In determining whether the Company has significant influence, the Company takes into account whether the Company directly or indirectly holds 20% or more of the voting rights over the investee, whether the Company participates in the board or other decision-making body equivalent thereto of the investees, or whether the Company’s potential voting rights will affect these rights.

●	Note 24(B): Financial Instruments – Fair values and risk management;

The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques. The Company uses its judgment to select a variety of methods and make assumptions that are mainly based on market conditions existing at the end of each reporting period.

i.	Measurement of fair values

A number of the Company’s accounting policies and disclosures require the measurement of fair values, for financial assets.

When measuring the fair value of a financial instruments measured at FVTPL, the Company uses observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows.

●	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

●	Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices).

●	Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

The Company recognizes transfers between levels of the fair value hierarchy at the end of the reporting period during which the change has occurred.

Further information about the assumptions made in measuring fair values is included in the following notes:

●	Note 24(B): financial instruments.

5. Material accounting policies

The Company has consistently applied the following accounting policies to all periods presented in these financial statements, except if mentioned otherwise.

A.	New and amended standards or interpretations adopted the Company

The Company has applied the following standards and amendments for the first time for its annual reporting period commencing January 1, 2024.

IAS 1 Presentation of Financial Statements - Classification of Liabilities as Current or Non-current

The amendments to IAS 1 clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise right to defer settlement of the liability or the expectations of management. Also, the settlement of liability includes the transfer of the entity’s own equity instruments, however, it would be excluded if an option to settle them by the entity’s own equity instruments if compound financial instruments is met the definition of equity instruments and recognized separately from the liability. The amendments do not have a significant impact on the financial statements.

IAS 7 Statement of Cash Flows - IFRS 7 Financial Instruments: Disclosures – Supplier finance arrangements

The amendments to IAS 7 require entity to disclose information about its supplier finance arrangements that enables users of financial statements to assess the effects of those arrangements on the entity’s liabilities and cash flows and on the entity’s exposure to liquidity risk when applying supplier finance arrangements. The amendments do not have a significant impact on the financial statements.

IFRS 16 – Lease Liability in a Sale and Leaseback

The amendments to IFRS 16 require a seller-lessee shall determine lease payments or revised lease payments in a way that the seller-lessee would not recognize any amount of the gain or loss that relates to the right of use retained by the seller-lessee when subsequently measuring lease liabilities arising from a sale and leaseback. The amendments do not have a significant impact on the financial statements.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

B.	New and amended standards or interpretations not yet adopted

The following new accounting standards and interpretations that have been published that are not mandatory for December 31, 2024 reporting periods and have not been early adopted by the Company.

IAS 21 The Effects of Changes in Foreign Exchange Rates – Lack of Exchangeability

The amendments require exchangeability of two currencies should be assessed in order to clarify reporting of foreign currency transactions in the absence of normal-functioning foreign exchange market. The amendments also require applicable spot exchange rate should be determined when the assessment indicates two currencies lack exchangeability. The amendments are effective for annual reporting periods beginning on or after January 1, 2025, with early application permitted. The Company does not expect that these amendments have a significant impact on the Company’s financial statements.

IFRS 9 Financial Instruments - IFRS 7 Financial Instruments: Disclosures – Classification and Measurement of Financial Instruments

The amendments clarify that a financial liability is derecognised on the ‘settlement date’ and introduce an accounting policy choice to derecognise financial liabilities settled using an electronic payment system before the settlement date. Other clarifications include the classification of financial assets with ESG linked features via additional guidance on the assessment of contingent features. Clarifications have been made to non-recourse loans and contractually linked instruments. Additional disclosures are introduced for financial instruments with contingent features and equity instruments classified at fair value through OCI. The amendments should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted, with an option to early adopt the amendments for contingent features only. The Company does not expect that these amendments have a significant impact on the financial statements.

Annual Improvements to IFRS Accounting Standards – Volume 11

The amendments are annual improvements to the following standards:

-	IFRS 1 First-time adoption of International Financial Reporting Standards;
-	IFRS 7 Financial instruments: Disclosures;
-	IFRS 9 Financial instruments;
-	IFRS 10 Consolidated financial instruments; and
-	IAS 7 Statement of cash flows

The new standard should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted. The Company is in review for the impact of this new standard on the financial statements.

IFRS 18 Presentation and Disclosure in Financial Statements

Items in the statement of profit or loss will need to be classified into one of five categories: operating, investing, financing, income taxes and discontinued operations. IFRS 18 requires the Company to present specified totals and subtotals: ‘Operating profit or loss’, ‘Profit or loss’ and ‘Profit or loss before financing and income taxes’. Information related to management-defined performance measures should be disclosed. IFRS 18 also provides enhanced guidance on the principles of aggregation and disaggregation which focus on grouping items based on their shared characteristics. The new standard should be applied for annual periods beginning on or after January 1, 2027, and earlier application is permitted. The Company is in review for the impact of this new standard on the financial statements.

IFRS 19 Subsidiaries without Public Accountability: Disclosures

IFRS 19 allows eligible subsidiaries to apply IFRS Accounting Standards with the reduced disclosure requirements of IFRS 19. A subsidiary may choose to apply the new standard in its consolidated, separate or individual financial statements provided that, at the reporting date, it does not have public accountability, and its parent produces consolidated financial statements under IFRS Accounting Standards. A subsidiary applying IFRS 19 is required to disclose in its explicit and unreserved statements of compliance with IFRS Accounting Standards that IFRS 19 has been adopted. The amendments should be applied for annual periods beginning on or after January 1, 2027, and earlier application is permitted. The Company does not expect that these amendments have a significant impact on the financial statements.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Revenue from contracts with customers

The Company generates revenue primarily through providing the service for investment management for investment funds, investing in Korean theatrical films, and investing in content companies based in Korea.

The Company determines revenue recognition by:

●	identifying the contract, or contracts, with a customer;

●	identifying the performance obligations in each contract;

●	determining the transaction price;

●	allocating the transaction price to the performance obligations in each contract; and

●	recognizing revenue when, or as, we satisfy performance obligations by transferring the promised goods or services.

Investment management revenue

The Company manages and operates the investment funds on behalf of investors and receives commissions from its customers. The investment management revenues are received in exchange for investment management services that include a series of fund administration services, fund compliance, fund transfer agent services and fund distribution services. Control of investment management services is transferred to the customer over time as these customers receive and consume the benefits provided by these services. Investment management revenues are calculated as a contractual percentage of financial assets the Company manages for clients on either a discretionary or non-discretionary basis. Investment management revenues are recognized for each distinct performance obligation identified in customer contracts when the performance obligation has been satisfied by transferring services to a customer over time.

Other revenues

Other revenues are from other sources, not from the contract with customers. Other sources of revenue are earned from investing in investment funds, which are investees accounted for using the equity method. An associate is an entity in which the Company has significant influence, but not control, over the entity’s financial and operating policies. Under this method of accounting, the Company typically records its proportionate share of the net earnings or losses of equity method investees and a corresponding increase or decrease to the investment balances. Other revenues also include valuation gains or losses on investment funds that are not accounted for using the equity method. In addition, other sources of revenue are also earned from investing directly in content being produced such as theatrical films and television programs.

D.	Operating segments

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Company’s other components. The chief operating decision-maker has been identified as the chief executive officer. The Company’s operating segments have been determined to be a single business unit, for which the Company generates identifiable financial information that is regularly reported to the chief executive officer for the purpose of resource allocation and assessment of segment performance. The Company has a reportable segment as described in note 6. Segment results that are reported to the chief operating decision maker include items directly attributable to a segment as well as those that can be allocated on a reasonable basis.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

E.	Employee benefits

i.	Short- term employee benefits

Short-term employee benefits are employee benefits due to be settled within 12 months after the end of the period in which the employees render related services. When an employee has rendered a service to the Company during an accounting period, the Company recognizes the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

ii.	Defined benefit plans

The Company’s net obligation in respect of defined benefit plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets.

The calculation of defined benefit obligations is performed annually using the projected unit credit method. When the calculation results in a potential asset for the Company, the recognized asset is limited to the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. To calculate the present value of economic benefits, consideration is given to any applicable minimum funding requirements.

Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognized immediately in OCI. The Company determines the net interest expense (income) on the net defined benefit liability (asset) for the period by applying the discount rate used to measure the defined benefit obligation at the beginning of the annual period to the then- net defined benefit liability (asset), taking into account any changes in the net defined benefit liability (asset) during the period as a result of contributions and benefit payments. Net interest expense and other expenses related to defined benefit plans are recognized in profit or loss.

When the benefits of a plan are changed or when a plan is curtailed, the resulting change in benefit that relates to past service or the gain or loss on curtailment is recognized immediately in profit or loss. The Company recognizes gains and losses on the settlement of a defined benefit plan when the settlement occurs.

F.	Finance income and finance costs

The Company’s finance income and finance costs include:

●	interest income;

●	interest expense;

●	dividend income;

●	the net gain or loss on financial assets at FVTPL;

●	the foreign currency gain or loss on financial assets and financial liabilities;

The ‘effective interest rate’ is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument to:

●	the gross carrying amount of the financial asset; or

●	the amortized cost of the financial liability.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

In calculating interest income and expense, the effective interest rate is applied to the gross carrying amount of the asset (when the asset is not credit-impaired) or to the amortized cost of the liability. However, for financial assets that have become credit-impaired subsequent to initial recognition, interest income is calculated by applying the effective interest rate to the amortized cost of the financial asset. If the asset is no longer credit-impaired, then the calculation of interest income reverts to the gross basis.

G.	Income tax

Income tax expense comprises current and deferred tax. It is recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in OCI.

The Company has determined that interest and penalties related to income taxes, including uncertain tax treatments, do not meet the definition of income taxes, and therefore accounted for them under IAS 37 Provisions, Contingent Liabilities and Contingent Assets.

i.	Current income tax

Current tax comprises the expected tax payable or receivable on the taxable income or loss for the year and any adjustment to the tax payable or receivable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. It is measured using tax rates enacted or substantively enacted at the reporting date. Current tax also includes any tax arising from dividends.

Current tax assets and liabilities are offset only if certain criteria are met.

-	Has a legally enforceable right to set off the recognized amounts; and

-	Intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

ii.	Deferred income tax

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

●	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

●	temporary differences related to investments in subsidiaries, associates and joint arrangements to the extent that the Company is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future; and

●	taxable temporary differences arising on the initial recognition of goodwill.

Deferred tax assets are recognized for unused tax losses, unused tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be used. Future taxable profits are determined based on the reversal of relevant taxable temporary differences. If the amount of taxable temporary differences is insufficient to recognize a deferred tax asset in full, then future taxable profits, adjusted for reversals of existing temporary differences, are considered, based on the business plan of the Company. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized; such reductions are reversed when the probability of future taxable profits improves.

The measurement of deferred tax reflects the tax consequences that would follow from the manner in which the Company expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities. For this purpose, the carrying amount of investment property measured at fair value is presumed to be recovered through sale, and the Company has not rebutted this presumption.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Deferred tax assets and liabilities are offset only if certain criteria are met.

-	Has a legally enforceable right to set off the recognized amounts; and

-	Intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

H.	Cash and Cash Equivalents

Cash and cash equivalents comprise cash on hand, deposits held at banks, and investment securities with maturities of three months or less from the acquisition date that are easily convertible to cash and subject to an insignificant risk of changes in their fair value.

I.	Property and equipment

i.	Recognition and measurement

Items of property and equipment are measured at cost, which includes capitalized borrowing costs, less accumulated depreciation and any accumulated impairment losses.

If significant parts of an item of property and equipment have different useful lives, then they are accounted for as separate items (major components) of property and equipment.

Any gain or loss on disposal of an item of property and equipment is recognized in profit or loss.

ii.	Subsequent expenditure

Subsequent expenditure is capitalized only if it is probable that the future economic benefits associated with the expenditure will flow to the Company. The carrying amount of the replaced parts are derecognized and the repairs and maintenance expenses are recognized in profit or loss in the period they are incurred.

iii.	Depreciation

Depreciation is calculated using the straight-line method to allocate the cost or revalued amounts of the assets, net of their residual values, over their estimated useful lives as follows:

Office equipment	5 years
Right-of-use assets	Lease term

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

J.	Financial instruments

i.	Recognition and initial measurement

Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Company becomes a party to the contractual provisions of the instrument.

A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at FVTPL, transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

ii.	Classification and subsequent measurement

Financial assets

On initial recognition, a financial asset is classified as measured at:

●	amortized cost;

●	FVOCI - debt investment;

●	FVOCI - equity investment;

●	or FVTPL.

Financial assets are not reclassified subsequent to their initial recognition unless the Company changes its business model for managing financial assets, in which case all affected financial assets are reclassified on the first day of the first reporting period following the change in the business model.

A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated as at FVTPL:

●	it is held within a business model whose objective is to hold assets to collect contractual cash flows; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

A debt investment is measured at FVOCI if it meets both of the following conditions and is not designated as at FVTPL:

●	it is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

On initial recognition of an equity investment that is not held for trading, the Company may irrevocably elect to present subsequent changes in the investment’s fair value in OCI. This election is made on an investment-by-investment basis.

All financial assets not classified as measured at amortized cost or FVOCI as described above are measured at FVTPL. This includes all derivative financial assets. On initial recognition, the Company may irrevocably designate a financial asset that otherwise meets the requirements to be measured at amortized cost or at FVOCI as at FVTPL if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise.

Financial assets - Business model assessment

The Company makes an assessment of the objective of the business model in which a financial asset is held at a portfolio level because this best reflects the way the business is managed and information is provided to management. The information considered includes:

●	the stated policies and objectives for the portfolio and the operation of those policies in practice. These include whether management’s strategy focuses on earning contractual interest income, maintaining a particular interest rate profile, matching the duration of the financial assets to the duration of any related liabilities or expected cash outflows or realizing cash flows through the sale of the assets;

●	how the performance of the portfolio is evaluated and reported to the Company’s management;

●	the risks that affect the performance of the business model (and the financial assets held within that business model) and how those risks are managed;

●	how managers of the business are compensated - e. g. whether compensation is based on the fair value of the assets managed or the contractual cash flows collected; and

●	the frequency, volume and timing of sales of financial assets in prior periods, the reasons for such sales and expectations about future sales activity.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Transfers of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales for this purpose, consistent with the Company’s continuing recognition of the assets.

Financial assets that are held for trading or are managed and whose performance is evaluated on a fair value basis are measured at FVTPL.

Financial assets - Assessment whether contractual cash flows are solely payments of principal and interest

For the purposes of this assessment, ‘principal’ is defined as the fair value of the financial asset on initial recognition. ‘Interest’ is defined as consideration for the time value of money and for the credit risk associated with the principal amount outstanding during a particular period of time and for other basic lending risks and costs (e.g. liquidity risk and administrative costs), as well as a profit margin.

In assessing whether the contractual cash flows are solely payments of principal and interest, the Company considers the contractual terms of the instrument. This includes assessing whether the financial asset contains a contractual term that could change the timing or amount of contractual cash flows such that it would not meet this condition. In making this assessment, the Company considers:

●	contingent events that would change the amount or timing of cash flows;

●	terms that may adjust the contractual coupon rate, including variable-rate features;

●	prepayment and extension features; and

●	terms that limit the Company’s claim to cash flows from specified assets (e.g. non-recourse features).

A prepayment feature is consistent with the solely payments of principal and interest criterion if the prepayment amount substantially represents unpaid amounts of principal and interest on the principal amount outstanding, which may include reasonable compensation for early termination of the contract. Additionally, for a financial asset acquired at a discount or premium to its contractual par amount, a feature that permits or requires prepayment at an amount that substantially represents the contractual par amount plus accrued (but unpaid) contractual interest (which may also include reasonable compensation for early termination) is treated as consistent with this criterion if the fair value of the prepayment feature is insignificant at initial recognition.

Financial assets - Subsequent measurement and gains and losses

Financial assets at FVTPL: These assets are subsequently measured at fair value. Net gains and losses, including any interest or dividend income, are recognized in profit or loss.

Financial assets at amortized cost: These assets are subsequently measured at amortized cost using the effective interest method. The amortized cost is reduced by impairment losses. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Any gain or loss on derecognition is recognized in profit or loss.

Financial liabilities - Classification, subsequent measurement and gains and losses

Financial liabilities are classified as measured at amortized cost or FVTPL. A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

iii.	Derecognition

Financial assets

The Company derecognizes a financial asset when:

●	the contractual rights to the cash flows from the financial asset expire; or

●	it transfers the rights to receive the contractual cash flows in a transaction in which either:

-	substantially all of the risks and rewards of ownership of the financial asset are transferred; or

-	the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

The Company enters into transactions whereby it transfers assets recognized in its statement of financial position, but retains either all or substantially all of the risks and rewards of the transferred assets. In these cases, the transferred assets are not derecognized.

Financial liabilities

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

When changes were made to a financial asset or financial liability in addition to changes to the basis for determining the contractual cash flows required by interest rate benchmark reform, the Company first updated the effective interest rate of the financial asset or financial liability to reflect the change that is required by interest rate benchmark reform. After that, the Company applied the policies on accounting for modifications to the additional changes.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

K.	Impairment

i.	Non- derivative financial assets

Financial instruments and contract assets

The Company recognizes loss allowances for ECLs on:

●	financial assets measured at amortized cost; and

●	contract assets.

The Company also recognizes loss allowances for ECLs on lease receivables, which are disclosed as part of trade and other receivables.

The Company measures loss allowances at an amount equal to lifetime ECLs, except for the following, which are measured at 12-month ECLs:

●	debt securities that are determined to have low credit risk at the reporting date; and

●	other debt securities and bank balances for which credit risk (i.e. the risk of default occurring over the expected life of the financial instrument) has not increased significantly since initial recognition.

Loss allowances for trade receivables (including lease receivables) and contract assets are always measured at an amount equal to lifetime ECLs.

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECLs, the Company considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information and analysis, based on the Company’s historical experience and informed credit assessment, that includes forward-looking information.

The Company assumes that the credit risk on a financial asset has increased significantly if it is more than 12 months past due.

The Company considers a financial asset to be in default when:

●	the debtor is unlikely to pay its credit obligations to the Company in full, without recourse by the Company to actions such as realizing security (if any is held).

Lifetime ECLs are the ECLs that result from all possible default events over the expected life of a financial instrument.

12-month ECLs are the portion of ECLs that result from default events that are possible within the 12 months after the reporting date (or a shorter period if the expected life of the instrument is less than 12 months).

The maximum period considered when estimating ECLs is the maximum contractual period over which the Company is exposed to credit risk.

Measurement of ECLs

ECLs are a probability-weighted estimate of credit losses. Credit losses are measured as the present value of all cash shortfalls (i.e. the difference between the cash flows due to the entity in accordance with the contract and the cash flows that the Company expects to receive).

ECLs are discounted at the effective interest rate of the financial asset.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Credit-impaired financial assets

At each reporting date, the Company assesses whether financial assets carried at amortized cost are credit-impaired. A financial asset is ‘credit-impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

Evidence that a financial asset is credit-impaired includes the following observable data:

●	significant financial difficulty of the debtor;

●	a breach of contract such as a default or being more than 90 days past due;

●	the restructuring of a loan or advance by the Company on terms that the Company would not consider otherwise;

●	it is probable that the debtor will enter bankruptcy or other financial reorganization; or

●	the disappearance of an active market for a security because of financial difficulties.

Presentation of allowance for ECL in the statement of financial position

Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets.

Write-off

The gross carrying amount of a financial asset is written off when the Company has no reasonable expectations of recovering a financial asset in its entirety or a portion thereof. For individual customers, the Company has a policy of writing off the gross carrying amount when the financial asset is 180 days past due based on historical experience of recoveries of similar assets. For corporate customers, the Company individually makes an assessment with respect to the timing and amount of write-off based on whether there is a reasonable expectation of recovery. The Company expects no significant recovery from the amount written off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with the Company’s procedures for recovery of amounts due.

ii.	Non- financial assets

At each reporting date, the Company reviews the carrying amounts of its non-financial assets (other than biological assets, investment property, inventories, contract assets and deferred tax assets) to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. Goodwill is tested annually for impairment.

For impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. Goodwill arising from a business combination is allocated to CGUs or groups of CGUs that are expected to benefit from the synergies of the combination.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs of disposal. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU.

An impairment loss is recognized if the carrying amount of an asset or CGU exceeds its recoverable amount.

Impairment losses are recognized in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. For other assets, an impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

L.	Leases

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

i.	As a lessee

At commencement or on modification of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of its relative stand-alone prices. However, for the leases of property the Company has elected not to separate non-lease components and account for the lease and non-lease components as a single lease component.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the end of the lease term, unless the lease transfers ownership of the underlying asset to the Company by the end of the lease term or the cost of the right-of-use asset reflects that the Company will exercise a purchase option. In that case the right-of-use asset will be depreciated over the useful life of the underlying asset, which is determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate.

The Company determines its incremental borrowing rate by obtaining interest rates from various external financing sources and makes certain adjustments to reflect the terms of the lease and type of the asset leased.

Lease payments included in the measurement of the lease liability comprise the following:

●	fixed payments, including in-substance fixed payments;

●	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

●	amounts expected to be payable under a residual value guarantee; and

●	the exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the Company is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonably certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, if the Company changes its assessment of whether it will exercise a purchase, extension or termination option or if there is a revised in-substance fixed lease payment.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

At the date of transition to IFRSs, The Company applies the following approach to all of its leases.

The Company measures that lease liability at the present value of the remaining lease payments, discounted using the lessee's incremental borrowing rate at the date of transition to IFRSs.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

The Company measures right-of-use asset at its carrying amount as if IFRS 16 had been applied since the commencement date of the lease, but discounted using the lessee's incremental borrowing rate at the date of transition to IFRSs.

The Company uses hindsight in applying IFRS 16 such as the determination of lease term for contracts that contain options to extend or terminate a lease.

The Company has elected not to recognize right-of-use assets and lease liabilities for leases of low-value assets (leases for which the underlying asset is valued at USD 5,000 or less) and short-term leases (leases that have a lease term of 12 months or less at the commencement date), including IT equipment. The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

ii.	As a lessor

At inception or on modification of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of their relative stand-alone prices.

When the Company acts as a lessor, it determines at lease inception whether each lease is a finance lease or an operating lease.

To classify each lease, the Company makes an overall assessment of whether the lease transfers substantially all of the risks and rewards incidental to ownership of the underlying asset. If this is the case, then the lease is a finance lease; if not, then it is an operating lease. As part of this assessment, the Group considers certain indicators such as whether the lease is for the major part of the economic life of the asset.

When the Company is an intermediate lessor, it accounts for its interests in the head lease and the sub-lease separately. It assesses the lease classification of a sub-lease with reference to the right-of-use asset arising from the head lease, not with reference to the underlying asset. If a head lease is a short-term lease to which the Company applies the exemption described above, then it classifies the sub-lease as an operating lease.

If an arrangement contains lease and non-lease components, then the Company applies IFRS 15 to allocate the consideration in the contract.

The Company applies the derecognition and impairment requirements in IFRS 9 to the net investment in the lease (see Note 4(K)(i)). The Company further regularly reviews estimated unguaranteed residual values used in calculating the gross investment in the lease.

The Company recognises lease payments received under operating leases as income on a straight-line basis over the lease term as part of ‘other revenue’.

M.	Fair value measurement

‘Fair value’ is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Company has access at that date. The fair value of a liability reflects its non-performance risk.

A number of the Company’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

When one is available, the Company measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as ‘active’ if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

If there is no quoted price in an active market, then the Company uses valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction.

The best evidence of the fair value of a financial instrument on initial recognition is normally the transaction price - i. e. the fair value of the consideration given or received. If the Company determines that the fair value on initial recognition differs from the transaction price and the fair value is evidenced neither by a quoted price in an active market for an identical asset or liability nor based on a valuation technique for which any unobservable inputs are judged to be insignificant in relation to the measurement, then the financial instrument is initially measured at fair value, adjusted to defer the difference between the fair value on initial recognition and the transaction price. Subsequently, that difference is recognized in profit or loss on an appropriate basis over the life of the instrument but no later than when the valuation is wholly supported by observable market data or the transaction is closed out.

N.	Equity-accounted investees

Associates are entities over which the Company has significant influence over the financial and operating policy decisions. Generally, if the Company holds 20% or more of the voting power of the investee, it is presumed that the Company has significant influence.

Investments in associates are initially recognized at cost and equity method is applied after initial recognition. The carrying amount is increased or decreased to recognize the Company’s share of the profit or loss of the investee and changes in the investee’s equity after the date of acquisition. Distributions received from an investee reduce the carrying amount of the investment. Unrealized gains and losses resulting from transactions between the Company and associates are eliminated to the extent of the Company’s share in associates. If unrealized losses are an indication of an impairment that requires recognition in the consolidated financial statements, those losses are recognized for the period.

If associates use accounting policies other than those of the Company for like transactions and events in similar circumstances, if necessary, adjustments shall be made to make the associates’ accounting policies conform to those of the Company when the associates’ financial statements are used by the Company in applying the equity method.

If the Company’s share of losses of associates equals or exceeds its interest in the associates (including long-term interests that, in substance, form part of the Company’s net investment in the associates), the Company discontinues recognizing its share of further losses. After the Company’s interest is reduced to zero, additional losses are provided for, and a liability is recognized, only to the extent that the Company has incurred legal or constructive obligations or made payments on behalf of the investee.

The Company determines at each reporting period whether there is any objective evidence that the investments in the associates are impaired. If this is the case, the Company calculates the amount of impairment as the difference between the recoverable amount of the associates and its carrying amount and recognizes the amount as non-operating expenses in the consolidated statement of comprehensive income.

O.	Concentration of Credit Risk

The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral for customers on accounts receivable. The Company maintains reserves for potential credit losses, which are periodically reviewed.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

6. Operating segments

A.	Basis for segmentation

The Company’s operating segments have been identified to be a single business unit, by which the Company provides the services for investment fund management.

The following summary describes the operations of each reportable segment

Reportable segments	Operations
Investment management	Providing investment management services to investment funds

B. Information about reportable segments

Information related to each reportable segment is set out below. Segment operating loss is used to measure performance because management believes that this information is the most relevant in evaluating the results of the respective segments relative to other entities that operate in the same industries.

The segment information for the years ended December 31, 2024 and 2023 is as follows:

	2024		2023
	(In thousands of Korean won)
Segment revenue	₩	1,424,157	1,716,363
Depreciation/Amortization		(55,876)	(93,126)
Investment expenses		(20,121)	-
Losses from investments in associates		(63,068)	(146,232)
Segment operating loss		(191,045)	(185,139)

C. Geographic information

Investment and commission revenues are managed and operated in Seoul, Korea. The geographic information analyses the Company’s revenue by the customer’s country of domicile. In presenting the geographic information, segment revenue and non-current assets have been based on the geographic location of customers.

Summary of the Company’s operation by region based on the location of customers for the years ended December 31, 2024 and 2023 is as follows:

	2024		2023
	(In thousands of Korean won)
Korea	₩	1,424,157	1,716,363

Summary of the Company’s non-current assets based on the location as of December 31, 2024 and 2023 is as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Korea	₩	114,228	752,702

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

D. Major customer

Revenues from major customers that amount to 10% or more of the Company’s revenue for the years ended December 31, 2024 and 2023 is as follows:

	2024		2023
	(In thousands of Korean won)
Solaire Main Movie Fund
Revenue	₩	562,528	748,459
%		39%	44%
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2
Revenue	₩	395,066	89,858
%		28%	5%
Solaire Culture Plus Fund
Revenue	₩	358,580	573,678
%		25%	33%
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1
Revenue	₩	104,007	302,276
%		7%	18%
Total	₩	1,420,181	1,714,271

7. Operating income

A.	Operating income streams

The Company generates operating income primarily through providing the services for investment management for initial exhibition in theaters.

Revenue from contracts with customers and other operating income for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Revenue from contracts with customers	₩	1,366,325	1,716,363
Other sources of operating income (*)
Investment revenue		41,441	-
Gains from investments in associates		16,391	-
Total	₩	1,424,157	1,716,363

(*)	Other sources of operating income consists of the entity's interest in the profit of associates accounted for by the equity method, and gains from disposal of investments in associates.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

B.	Disaggregation of revenue from contracts with customers

In the following table, revenue from contracts with customers is disaggregated by primary geographical market, major products and service lines and timing of revenue recognition. The table also includes a reconciliation of the disaggregated revenue with the Company’s reportable segments. (See Note 6)

Revenue from contracts with customers based on the service contract type, the timing of satisfaction of performance obligations for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Major products/service lines
Investment management revenue	₩	1,362,350	1,714,271
Investment revenue		3,976	2,092
Total	₩	1,366,326	1,716,363
Timing of revenue recognition
Over time		1,366,326	1,716,363
Revenue from contracts with customers		1,366,326	1,716,363
Other sources of operating income		57,831	-
External operating income as reported in Note 6	₩	1,424,157	1,716,363

C.	Contract balance

The balance of contract assets and contract liabilities from contracts with customers as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Contract assets (Unbilled revenue)	₩	370,719	110,988

The contract liabilities primarily relate to the advance consideration received from customers, for which revenue is recognized over time. This will be recognized as revenue when the Company satisfies the performance obligations.

No information is provided about remaining performance obligations as of December 31, 2024 or as of December, 31 2023 that have an original expected duration of one year or less, as allowed by IFRS 15.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

8. Income and Expenses

A.	Other income

Details of other income for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Other income	₩	86	7

B.	Other expenses

Details of other expenses for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Donations	₩	-	30,000
Losses on disposition of PP&E		-	14,367
Other expenses		-	520
Total	₩	-	44,887

C.	Expenses by nature

Details of classification of expenses by nature for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Losses from investments in associates	₩	63,068	146,232
Investment expenses		20,121	-
Employee benefits		1,208,645	978,553
Depreciation and amortization		55,876	93,126
Commission paid		52,165	68,534
Other expenses		215,414	570,178
Total	₩	1,615,289	1,856,623

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

9. Finance income and costs

Details of finance income and costs for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean Won)
Finance income
Interest income	₩	22,884	21,382
Gains on dispoal of short-term investment securities		76,280	-
Total	₩	99,164	21,382
Finance costs
Interest expenses	₩	22,730	21,684
Losses on valuation of short-term investment securities		-	76,280
Total	₩	22,730	97,964

10. Employee benefits

Details of Net defined benefit liability(asset) recognized as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean Won)
Defined benefit asset	₩	(395,354)	(314,885)
Defined benefit liability		547,722	314,864
Net defined benefit liability(asset)	₩	152,368	(21)

The Company operates defined benefit plans as a retirement pension scheme. Defined benefit plans expose the Company to actuarial risks, such as longevity risk, interest rate risk and market (investment) risk.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

A.	Movement in net defined benefit liability(asset)

Details of reconciliation from the opening balances to the closing balances for the net defined benefit liability(asset) and its components for the years ended December 31, 2024 and 2023 is as follows:

	Defined benefit obligation			Fair value of plan assets		Net defined benefit liabilities (asset)
	(In thousands of Korean won)
	2024		2023	2024	2023	2024	2023
Balance at 1 January	₩	314,864	243,736	314,885	246,218	(21)	(2,482)
Included in profit or loss
Current service cost		66,863	56,091	-	-	66,863	56,091
Past service credit		-	-	-	-	-	-
Interest		9,427	9,394	9,429	7,943	(2)	1,451
Subtotal		76,290	65,485	9,429	7,943	66,861	57,542
Included in OCI
Remeasurement loss(gain)
Demographic assumption		(67)	-	-	-	(67)	-
Financial assumption		35,899	16,645	-	-	35,899	16,645
Adjustment based on experience		120,736	236	-	-	120,736	236
Return on plan assets excluding interest income		-	-	1,174	2,759	(1,174)	(2,759)
Subtotal		156,568	16,881	1,174	2,759	155,394	14,122
Other
Benefits paid		-	(11,238)	-	(6,131)	-	(5,107)
Contribution paid by the employer		-	-	69,866	64,096	(69,866)	(64,096)
Subtotal		-	(11,238)	69,866	57,965	(69,866)	(69,203)
Balance at 31 December	₩	547,722	314,864	395,354	314,885	152,368	(21)

B.	Plan assets

In 2024, the Company contributed Korean Won 69,866 thousand to the defined benefit plans. In 2023, the Company contributed Korean Won 64,096 thousand to the defined benefit plans.

Details of plan assets as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean Won)
Cash	₩	295	76
Time deposits		395,059	314,809
Total	₩	395,354	314,885

Most of the plan assets are invested in one-year time deposits.

Company invests in financial instruments with guaranteed principal to manage risks to plan assets, and there are no separate restrictions on refundability.

Company reviews the level of fund reserves every year and has a policy to compensate for the deficit in the plan assets.

The estimated contribution for 2025 is nil.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Defined benefit obligation

i.	Actuarial assumptions

Details of actuarial assumptions used for the years ended December 31, 2024 and 2023 are as follows:

	2024	2023
Discount rate	3.3%	3.9%
Future salary growth	3.7%	3.7%

Assumptions regarding future longevity and standard salary scale have been based on issued by Korea Insurance Development Institute.

As of December 31, 2024, the weighted average duration of the defined benefit obligation was 4.6 years.

ii.	Sensitivity analysis

The Company measures the risk of actuarial assumption changes as a 1% fluctuation in the discount rate and future salary growth rate of the amounts of defined benefit obligation, which reflects the management's assessment of the risk of actuarial assumption fluctuation that can reasonably occur. The impact of a 1% fluctuation in discount rates and future salary growth rates on the Company’s defined benefit obligation as of December 31, 2024 and 2023 are as follows:

	December 31, 2024			December 31, 2023
	Increased by 1%		Decreased by 1%	Increased by 1%	Decreased by 1%
	(In thousands of Korean won)
Discount rate	₩	(23,537)	26,377	(13,013)	14,572
Future salary growth		26,038	(23,693)	14,470	(13,169)

Although the analysis does not take account of the full distribution of cash flows expected under the plan, it does provide an approximation of the sensitivity of the assumptions shown.

D.	Employee benefit expenses

i.	Details of employee benefit expenses recognized for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Wages and salaries	₩	1,092,393	876,912
Defined benefits plan expenses		66,862	57,542
Social security contributions		49,390	44,099
Total	₩	1,208,645	978,553

ii.	Expenses are recognized in the statements of comprehensive income (loss) as follows:

	2024		2023
	(In thousands of Korean won)
Selling, general and administrative expenses	₩	1,208,645	978,553

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

11. Income taxes

A.	Amounts recognized in profit or loss

	2024		2023
	(In thousands of Korean won)
Current tax expense
Current year	₩	11,018	24,875
Adjustments recognized related to period income taxes (*)		(8,086)	51,253
		2,932	76,128
Deferred tax expense
Origination and reversal of temporary differences	₩	64,864	(37,977)
Deferred taxes charged directly to equity		-	1,398
Tax expense on continuing operations	₩	67,796	39,549

(*)	In the normal course of business, the Company and its respective subsidiary are examined by taxation authority. Our management regularly assesses the potential outcomes of these examinations and any future examinations for the current or prior years in determining the adequacy of its liabilities for income taxes.

The Company establish additional current tax liabilities for income taxes when, despite the belief that tax positions are fully supportable, there remain positions that do not meet the minimum probability threshold, which is a tax position that is more likely than not to be sustained upon examination by the applicable taxation authority. The impact of current tax liabilities for uncertain tax positions, as well as the related net interest and penalties, are included in income taxes in the statements of operations.

B.	Amounts recognized in OCI

	2024			2023
	Before tax	Tax (expense) benefit	Net of tax	Before tax	Tax (expense) benefit	Net of tax
	(In thousands of Korean won)
Items that will not be reclassified to profit or loss
Remeasurements of defined benefit liability	₩ (155,393)	-	(155,393)	(14,122)	1,398	(12,724)

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Reconciliation of effective tax rate

	2024		2023
	(In thousands of Korean won)
Profit (loss) before income tax	₩	(114,611)	(261,721)
Tax at the statutory income tax rate		(11,347)	(25,910)
Adjustments:
Expenses not deductible for tax purposes		-	455
Tax credits		-	(13,740)
Adjustments recognized related to prior period incomes		(8,086)	38,044
Changes in unrecognized deferred tax assets		86,814	-
Other (differences in tax rate, etc)		415	40,700
Income tax expenses	₩	67,796	39,549
Effective income tax rate (*)		-	-

(*)	The effective tax rate is not calculated as the Company incurred a loss before income taxes for the year ended December 31, 2024 and December 31, 2023.

D.	Movement in deferred tax balances

i.	Movement in deferred tax balances as of December 31, 2024

	Tax effect
	Beginning		Increase (decrease)	Ending
	(In thousands of Korean won)
Short-term financial instruments	₩	7,552	(7,552)	-
Long-term investment securities		-	23,455	23,455
Property and equipment including right-of-use assets		(7,632)	5,213	(2,419)
Investments in associates		21,677	(21,182)	495
Lease liabilities		19,906	(13,872)	6,034
Lease receivables		(12,595)	8,656	(3,939)
Defined benefit liabilities		(2)	15,086	15,084
Other		6,541	332	6,873
Total	₩	35,447	10,136	45,583
Loss carried forward	₩	-	11,815	11,815
Carryover tax credit		29,416	-	29,416
Unrecognized deferred tax income asset (*)		-	(86,814)	(86,814)
Deferred tax assets (liabilities)	₩	64,863	(64,863)	-

(*)	As of December 31, 2024, the Company did not recognize deferred income tax asset for the temporary difference as it is not probable such loss carried forward and carryover tax credit can be utilized in the foreseeable future.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

ii	Movement in deferred tax balances as of December 31, 2023

	Tax effect
	Beginning		Increase (decrease)	Ending
	(In thousands of Korean won)
Short-term financial instruments	₩	-	7,552	7,552
Property and equipment including right-of-use assets		(8,731)	1,099	(7,632)
Investments in associates		12,453	9,224	21,677
Lease liabilities		8,423	11,483	19,906
Lease receivables		-	(12,595)	(12,595)
Defined benefit liabilities		(5,216)	5,214	(2)
Other		4,282	2,259	6,541
Total	₩	11,211	24,236	35,447
Loss carried forward	₩	-	-	-
Carryover tax credit		15,676	13,740	29,416
Deferred tax assets (liabilities)	₩	26,887	37,976	64,863

E.	Deferred assets (liabilities)

i.	The timing of recovery of deferred tax assets and liabilities as of December 31, 2024 and 2023 is as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Deferred tax assets
- Deferred tax assets to be recovered after more than 12 months	₩	205,426	127,210
- Deferred tax assets to be recovered within 12 months		177,737	6,977
Sub-total		383,163	134,187
Deferred tax liabilities
- Deferred tax liabilities to be recovered after more than 12 months		(120,045)	(56,730)
- Deferred tax liabilities to be recovered within 12 months		(176,304)	(12,594)
Sub-total		(296,349)	(69,324)
Unrecognized deferred tax assets		(86,814)	-
Deferred tax assets (liabilities), net	₩	-	64,863

ii.	Details of unrecognized as deferred income tax assets as of December 31, 2024 and 2023 is as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Unrecognized temporary difference	₩	45,583	-
Loss carried forward		11,815	-
Carryover tax credit		29,416	-
Total	₩	86,814	-

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

iii.	Details of unused tax loss carryforwards and unused tax credit carryforwards that are not recognized as deferred income tax assets as of December 31, 2024, are as follows:

Year of expiration	Unused loss carryforwards		Unused tax credit carryforwards
	(In thousands of Korean won)
2032	₩	-	15,676
2033		-	13,740
2039		119,346	-
Total	₩	119,346	29,416

12. Other assets

Details of other assets as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean Won)
Current
Prepaid expenses	₩	97	-

13. Trade and other receivables

Details of trade and other receivables as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Trade receivable
Accounts receivable — Trade	₩	52,800	384,675
Other receivables
Non-trade receivables		2,089,948	27,498
Lease receivable(current)		39,784	91,135
Other current financial assets
Leasehold deposit receivables(current)		144,019	-
Other non-current financial assets
Leasehold deposit receivables		-	195,464
Other deposits receivables		300	300
Lease receivable(non-current)		-	36,082
Total	₩	2,326,851	735,154

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

14. Cash and cash equivalents

Cash and cash equivalents as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean Won)
Deposits in banks	₩	355	342,896

The Company doesn't have any restricted cash and cash equivalents as of December 31, 2024 and 2023.

15. Property and equipment

A.	Reconciliation of carrying amount

Details of property and equipment as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Book value		Accumulated depreciation	Carrying amount
	(In thousands of Korean won)
Office equipment	₩	27,584	(17,792)	9,792
Right-of-use assets		102,887	(81,452)	21,435
Total	₩	130,471	(99,244)	31,227

	December 31, 2023
	Book value		Accumulated depreciation	Carrying amount
	(In thousands of Korean won)
Office equipment	₩	24,140	(15,129)	9,011
Right-of-use assets		270,012	(195,363)	74,649
Total	₩	294,152	(210,492)	83,660

Details of the changes in property and equipment for the years ended December 31, 2024 and 2023 are as follows:

	2024
	Office equipment		Right-of-use assets	Total
	(In thousands of Korean won)
Beginning balance	₩	9,011	74,649	83,660
Acquisitions		3,444	-	3,444
Depreciation		(2,663)	(53,214)	(55,877)
Ending balance	₩	9,792	21,435	31,227

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

	2023
	Office equipment		Right-of-use assets	Total
	(In thousands of Korean won)
Beginning balance	₩	6,869	86,739	93,608
Acquisitions		4,094	308,663	312,757
Depreciation		(1,952)	(91,174)	(93,126)
Lease modification		-	(23,804)	(23,804)
Provision of sublease		-	(205,775)	(205,775)
Ending balance	₩	9,011	74,649	83,660

The classification of depreciation expenses in the statements of comprehensive income for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Selling, general and administrative expenses	₩	55,877	93,126

B.	Leased property and equipment

The Company leased the building during the years ended December 31, 2024 and 2023. As of December 31, 2024, Korean Won 21,435 thousand of right-of-use assets was recognized. (December 31, 2023: Korean Won 74,649 thousand of building.).

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

16. Equity-accounted investees

A.	Acquisition cost of investments in associates

Details of acquisition cost of investments in associates as of December 31, 2024 and 2023 are as follows:

	December 31, 2024			December 31, 2023
	Percentage of Ownership(*1)		Acquisition Cost	Percentage of Ownership(*1)	Acquisition Cost
	(In thousands of Korean won)
Investments in associates
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1 (*2)	₩	-	-	1.04%	200,000
Solaire Culture Plus Fund (*2)		-	-	1.25%	300,000
Solaire Main Movie Fund (*2)		-	-	1.00%	300,000
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		1.04%	88,000	1.04%	88,000
Total	₩		88,000		888,000

(*1)	Although the Company holds less than 20% of equity interests in investment fund, investments in such investees were classified as investments in associates as the Company can exercise significant influence over financial and operating policy decisions as a general partner.
(*2)	Due to loss of exercising significant influence account has been reclassified as Long-term investment securities.

B.	Carrying amount of investments in associates

Details of carrying amount of investments in associates as of December 31, 2024 and 2023 are as follows:

	December 31, 2024			December 31, 2023
	Percentage of Ownership(*1)		Carrying amount	Percentage of Ownership(*1)	Carrying amount
	(In thousands of Korean won)
Investments in associates
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1 (*2)	₩	-	-	1.04%	112,425
Solaire Culture Plus Fund (*2)		-	-	1.25%	208,522
Solaire Main Movie Fund (*2)		-	-	1.00%	260,944
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		1.04%	83,001	1.04%	87,152
Total	₩		83,001		669,043

(*1)	Although the Company holds less than 20% of equity interests in investment fund, investments in such investees were classified as investments in associates as the Company can exercise significant influence over financial and operating policy decisions as a general partner.
(*2) Due to loss of exercising significant influence account has been reclassified as Long-term investment securities.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Movement of investments in associates

Details of the changes in investments in associates for the years ended December 31, 2024 are as follows:

	January 1, 2024		Capital withdrawal	Share in the profit of associates	Changing Account Classification	December 31, 2024
	(In thousands of Korean won)
Investments in associates
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1 (*)	₩	112,425	(53,368)	(38,306)	(20,751)	-
Solaire Culture Plus Fund (*)		208,522	-	(20,611)	(187,911)	-
Solaire Main Movie Fund (*)		260,944	-	16,391	(277,335)	-
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		87,152	-	(4,151)	-	83,001
Total	₩	669,043	(53,368)	(46,677)	(485,997)	83,001

(*)	Due to loss of exercising significant influence account has been reclassified as Long-term investment securities.

Details of the changes in investments in associates for the years ended December 31, 2023 are as follows:

	January 1, 2023		Capital contribution	Capital withdrawal	Share in the profit of associates	December 31, 2023
	(In thousands of Korean won)
Investments in associates
SOLAIRE Contents Investment Fund No.8 (*)	₩	35,636	-	(22,155)	(13,481)	-
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1		158,862	-	-	(46,437)	112,425
Solaire Culture Plus Fund		264,846	-	-	(56,324)	208,522
Solaire Main Movie Fund		290,086	-	-	(29,142)	260,944
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		-	88,000	-	(848)	87,152
Total	₩	749,430	88,000	(22,155)	(146,232)	669,043

(*)	Investment fund was liquidated during the year ended December 31, 2023.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

D. Summary of financial information of associates

Details of the summary of financial information of associates for the years ended December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Current assets	Investment asset	Total assets	Current liabilities	Total liabilities
	(In thousands of Korean won)
Investments in associates
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2	2,517,418	5,711,104	8,228,522	260,416	260,416

	2024
	Investment income	Profit (Loss) for the year	Total Comprehensive income
	(In thousands of Korean won)
Investments in associates
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2	972,269	(398,508)	(398,508)

	December 31, 2023
	Current assets		Investment asset	Total assets	Current liabilities	Total liabilities
	(In thousands of Korean won)
Investments in associates
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1	₩	3,149,532	7,767,287	10,916,819	67,819	67,819
Solaire Culture Plus Fund		2,270,036	14,561,389	16,831,425	149,698	149,698
Solaire Main Movie Fund		1,084,379	25,204,198	26,288,577	194,154	194,154
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		4,644,693	3,800,000	8,444,693	78,079	78,079
Total	₩	11,148,640	51,332,874	62,481,514	489,750	489,750

	2023
	Investment income		Profit (Loss) for the year	Total Comprehensive income
	(In thousands of Korean won)
Investments in associates
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1	₩	350,251	(4,481,096)	(4,481,096)
Solaire Culture Plus Fund		40,872	(4,505,988)	(4,505,988)
Solaire Main Movie Fund		11,332	(2,914,190)	(2,914,190)
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		12,202	(81,386)	(81,386)
Total	₩	414,657	(11,982,660)	(11,982,660)

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

17. Financial instruments by category

The carrying amounts of financial instruments by category as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Financial assets at amortized cost
Cash and cash equivalents	₩	355	342,896
Accounts receivable — trade, net		52,800	384,675
Accounts receivable — other, net		2,129,732	118,633
Other current financial assets		144,019	-
Other non-current financial assets		300	231,846
Financial assets at fair value through profit or loss
Short-term investment securities		-	1,664,720
Long-term investment securities		712,715	12,180
Total	₩	3,039,921	2,754,950

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Financial liabilities at amortized cost
Trade and other payables (*)	₩	1,747,396	1,784,365
Other current financial liabilities		96,060	-
Short-term borrowings		207,336	-
Other non-current financial liabilities		-	87,123
Total	₩	2,050,792	1,871,488

(*)	Trade and other payables that are not financial liabilities are excluded.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

A.	Classification of investment assets based on liquidity

The classification of investment assets as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Equity securities – at FVTPL	₩	510,317	1,667,720
Project investment		202,398	9,180
Total	₩	712,715	1,676,900

B.	Equity Securities designated as at FVTPL

The Company designated the investments shown below as equity securities at FVTPL because these equity securities represent investment that the Company intends to sell for strategic purposes.

	Fair value at December 31, 2024		Fair value at December 31, 2023
	(In thousands of Korean won)
Equity Securities (unlisted stocks)	₩	510,317	1,667,720

C.	Net gains and losses by category of financial instruments

The net gains and losses by category of financial instruments for the years ended December 31, 2024 and 2023 are as follows:

	2024
	Financial assets at amortized cost		Financial assets at fair value through profit or loss	Financial liabilities at amortized cost	Total
	(In thousands of Korean won)
Interest income	₩	22,884	-	-	22,884
Interest expense		-	-	(9,261)	(9,261)
Gain or loss on disposal of investment securities		-	76,280	-	76,280
Investment revenue		-	45,417	-	45,417
Investment expense		-	(20,121)	-	(20,121)
Total	₩	22,884	101,576	(9,261)	115,199

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

	2023
	Financial assets at amortized cost		Financial assets at fair value through profit or loss	Financial liabilities at amortized cost	Total
	(In thousands of Korean won)
Interest income	₩	21,382	-	-	21,382
Interest expense		-	-	(4,825)	(4,825)
Gain or loss on valuation of investment securities		-	(76,280)	-	(76,280)
Total	₩	21,382	(76,280)	(4,825)	(59,723)

18. Capital and reserves

A.	Share Capital

Details of share capital as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Shares	₩	850,000	850,000

B.	Share Premium

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Share Premium(*)	₩	421,254	421,254

(*)	On January 2, 2023, Choi, Pyeung ho, the Company's major shareholder, transferred the Company's shares to the employees for less than fair value.

C.	Other reserves

	December 31, 2024	December 31, 2023
	(In thousands of Korean won)
Remeasurements of defined benefit liability	₩ (201,030)	(45,637)

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

19. Capital management

The Company’s policy is to maintain a strong capital base so as to maintain investor, creditor and market confidence and to sustain future development of the business. The Company monitors capital using a ratio of ‘Net debt’ to ‘Total equity’. Net debt is calculated as total liabilities (as shown in the statement of financial position) less cash and cash equivalents. The Company’s net debt to total equity ratio as of December 31, 2024 and 2023 are as follows.

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Total liabilities	₩	2,549,387	2,370,145
Less: Cash and cash equivalents		(355)	(342,896)
Net debt		2,549,032	2,027,249
Total equity		975,579	1,313,379
Net debt to total equity ratio		261.28%	154.35%

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

20. Share-based payment arrangements

A.	Measurement of fair values

The fair value of the employee share options has been measured using a discounted cash flow method.

The inputs used in the measurement of the fair values at grant date are as follows:

Share option plan (Either of equity-settled or cash-settled)		December 31, 2023
		(In thousands of Korean won)
Estimated fair value of Share (in aggregate)	₩	455,254
Transfer Price		34,000
Fair Value of options	₩	421,254
Risk- free interest rate (based on government bonds)		3.74%
Discount rate		15.80%

21. Borrowings

Borrowings as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Current Liabilities
Short-term borrowings	₩	207,336	-
Lease liabilities (*)		60,945	145,798
Subtotal		268,281	145,798
Non-Current liabilities
Lease liabilities (*)		-	55,275
Total	₩	268,281	201,073

(*)	The interest rate related to lease liabilities reflects the incremental borrowing rate based on the Company's credit. The amount of interest expense related to lease liabilities incurred during 2024 is Korean Won 13,293 thousand (2023: Korean Won 16,757 thousand). Additionally, the amount of low-value assets lease payments not included in the measurement of lease liabilities during 2024 is Korean Won 2,327 thousand (2023: Korean Won 3,034 thousand).

A.	Terms and repayment schedule

The terms and conditions of outstanding borrowings as of December 31, 2024 and 2023 are as follows:

				December 31, 2024		December 31, 2023
				(In thousands of Korean won)
	Currency	Nominal interest rate	Maturity	Limit Amount	Exercise Amount	Limit Amount	Exercise Amount
Unsecured borrowings	KRW	6.85%	17-Jul-25	300,000	207,336	-	-

The company is provided a joint and several guarantee of Korean Won 330,000 thousand by the CEO of the Company as of December 31, 2024.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

22. Trade and other payables

Trade and other payables as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Other payable	₩	1,747,396	1,784,364
Accrued expenses		54,322	46,484
Total	₩	1,801,718	1,830,848

23. Provisions

Provisions for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean Won)
Site restoration
Beginning of the year	₩	12,989	-
Provisions made during the year		-	12,888
Interest expense		178	101
Ending of the year	₩	13,167	12,989

The provision for building restoration relates mainly to buildings leased during 2023. The provision has been estimated based on historical data associated with similar buildings.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

24. Financial Instruments – Fair values and risk management

A.	Accounting classifications and fair values

The following table shows the carrying amounts and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.

Carrying amounts of financial instruments by category as of December 31, 2024 are as follows:

	Fair value		Level 1	Level 2	Level 3	Total
	(In thousands of Korean won)
Financial assets at fair value
Long-term investment securities	₩	510,317	-	-	510,317	510,317
Project investment		202,398	-	-	202,398	202,398
Total	₩	712,715	-	-	712,715	712,715

Carrying amounts of financial instruments by category as of December 31, 2023 are as follows:

	Fair value		Level 1	Level 2	Level 3	Total
	(In thousands of Korean won)
Financial assets at fair value
Short-term investment securities	₩	1,664,720	-	-	1,664,720	1,664,720
Long-term investment securities		3,000	-	-	3,000	3,000
Project investment		9,180	-	-	9,180	9,180
Total	₩	1,676,900	-	-	1,676,900	1,676,900

Details of the changes in financial instruments for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Beginning balance	₩	1,676,900	38,875
Acquisitions(*1)		200,000	1,741,000
Changing Account Classification(*2)		485,997	-
Disposals(*3)		(1,671,502)	(26,695)
Valuation(*4)		21,320	(76,280)
Ending balance	₩	712,715	1,676,900

(*1)	On March 23, 2023, the Company acquired 1,000 shares of Play Company Co., Ltd., which represents 1% of total shares issued. Acquisition price per share is Korean Won 1,741 thousand. On April 23, 2024, the Company invest Korean Won 200 thousand for the purpose of planning and developing a movie.
(*2)	Due to loss of exercising significant influence account has been reclassified as Long-term investment securities.
(*3)	On January 31, 2024, the Company disposed of all shares of Play Company Co., Ltd..
(*4)	Unlisted stocks were revalued on December 31, 2024 and 2023.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

B.	Measurement of fair values

Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

●	Level 1: quoted prices (unadjusted) in active markets for identical asset or liability;

●	Level 2: all inputs other than quoted prices included in Level 1 that are observable (either directly that is, prices, or indirectly that is, derived from prices) for the asset or liability;

●	Level 3: unobservable inputs for the asset or liability.

The fair value of financial instruments traded in an active market is determined based on the quoted market price as of the end of the reporting period. If the quoted prices are readily and regularly available through exchanges, sellers, brokers, industry groups, rating agencies or regulators and such prices represent actual market transactions that occur regularly between independent parties, they are considered active markets.

The fair value of financial instruments that are not traded in an active market is determined using valuation techniques. These valuation techniques use as much market observable information as possible and use the least amount of Company-specific information. At this time, if all the significant input variables required to measure the fair value are observable, the financial instruments are classified as Level 2.

If more than one significant input variable is not based on observable market information, the item is included in Level 3.

The valuation techniques used to measure the fair value of a financial instrument include:

●	Market price or dealer price of a similar financial instrument

●	The fair value of derivative instruments is determined by discounting the amount to present value using the leading exchange rate as of the end of the reporting period

C.	Financial risk management

The Company’s operating activities expose itself to a variety of financial risks: credit risk and liquidity risk from which the Company’s risk management program focuses on minimizing any adverse effects on its financial performance. The Company operates financial risk management policies and programs that closely monitor and respond to each risk factor.

i.	Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterpart to a financial instrument fails to meet its contractual obligations and arises principally from the Company's receivables from customers. In order to manage credit risk, the Company regularly evaluate the credit worthiness of each customer or counterparty considering the party's financial information, past experience, its own trading records and other factors. In relation to the impairment of financial assets subsequent to initial recognition, the Company recognizes the changes in expected credit loss("ECL") in profit or loss at each reporting date. The carrying amount of a financial asset represents the maximum exposure to credit risk.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

The maximum exposure to credit risk of the Company as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Cash and cash equivalents	₩	355	342,896
Other current financial assets		144,019	-
Other non-current financial assets		300	231,846
Accounts receivable — trade, net		52,800	384,675
Accounts receivable — other, net		2,129,732	118,633
Contract assets		370,720	110,988
Total	₩	2,697,926	1,189,038

Cash and cash equivalents are deposited in financial institutions with strong credit rating. Accounts receivables are mainly due from investment funds, which management believes such customers are of low credit risk.

ii.	Liquidity risk

Liquidity risk management includes the maintenance of sufficient cash and marketable securities, the availability of funds from appropriately committed credit lines, and the ability to settle market positions. All assets and liabilities on the balance sheet and off-balance sheet transactions are subject to liquidity risk management.

Financial liabilities and off-balance sheet transactions of the Company by maturity according to the remaining period from December 31, 2024 to the contractual maturity date are as follows:

	December 31, 2024
	Carrying Amount		Less than 3 months	3 months ~ 1 year	1~2 years	2~5 years	More than 5 years	Total
	(In thousands of Korean won)
Non-derivative financial liabilities
Other payables(*1)	₩	1,747,396	6,396	1,741,000	-	-	-	1,747,396
Other current financial liabilities		96,060	-	100,050	-	-	-	100,050
Short-term borrowings		207,336	3,502	211,539	-	-	-	215,041
Lease liabilities		60,945	37,200	25,258	-	-	-	62,458
Off-balance sheet items
Commitments(*2)		-	-	-	-	132,000	-	132,000
Total	₩	2,111,737	47,098	2,077,847	-	132,000	-	2,256,945

(*1)	Payables and accrued expense that are not financial liabilities are excluded.
(*2)	The Company classifies the amount, which is due to maintain the status of the member of investment fund in accordance with the agreement, based on its earliest contractual maturity. (Note 26)

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Financial liabilities and off-balance sheet transactions of the Company by maturity according to the remaining period from December 31, 2023 to the contractual maturity date are as follows:

	December 31, 2023
	Carrying Amount		Less than 3 months	3 months ~ 1 year	1~2 years	2~5 years	More than 5 years	Total
	(In thousands of Korean won)
Non-derivative financial liabilities
Other payables(*1)	₩	1,784,365	43,365	1,741,000	-	-	-	1,784,365
Other non-current financial liabilities		87,123	-	-	100,050	-	-	100,050
Lease liabilities		201,073	41,820	111,600	62,458	-	-	215,878
Off-balance sheet items
Commitments(*2)		-	-	-	-	132,000	-	132,000
Total	₩	2,072,561	85,185	1,852,600	162,508	132,000	-	2,232,293

(*1)	Payables and accrued expense that are not financial liabilities are excluded.

(*2)	The Company classifies the amount, which is due to maintain the status of the member of investment fund in accordance with the agreement, based on its earliest contractual maturity. (Note 26)

25. Leases

A.	Leases as lessee

The Company leases building. The leases typically run for a period of 1~3 years, with an option to renew or terminate the lease after that date. The Company also leases printer with contract terms of one year. These leases is leases of low-value items. The Company has elected not to recognize right-of-use assets and lease liabilities for these leases. Information about leases for which the Company is a lessee is presented below.

i.	Right-of-use assets

Right-of-use assets related to leased properties that do not meet the definition of investment property are presented as property and equipment.

Details of right-of-use assets and lease liabilities recognized in the statements of financial position as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Right-of-use assets (Building)
Acquisition price	₩	102,887	270,012
Accumulated depreciation		(81,452)	(195,363)
Book amount	₩	21,435	74,649

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Changes in right-of-use assets for the years ended December 31, 2024 and 2023 are as follows:

2024
Building
(In thousands of Korean won)
Balance as of January 1, 2024	₩ 74,649
Depreciation	(53,214)
Balance as of December 31, 2024	₩ 21,435

2023
Building
(In thousands of Korean won)
Balance as of January 1, 2023	₩ 86,739
Depreciation	(91,174)
Acquisitions	308,663
Lease modification	(23,804)
Provision of sublease	(205,775)
Balance as of December 31, 2023	₩ 74,649

ii.	Amounts recognized in profit or loss

Amounts recognized in profit or loss for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Interest expense relating to lease liabilities (included in finance cost)	₩	13,293	16,757
Expense relating to leases of low-value assets excluding short-term leases		2,327	3,034

iii.	Amounts recognized in statement of cash flows

Amounts recognized in statement of cash flows for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Total cash outflows of leases	₩	155,747	150,464

B.	Leases as lessor

i.	Finance lease

During the year ended December 31, 2024 the Company has sub-leased a building that has been presented as a right-of-use asset.

During the year ended December 31, 2024 the Company did not dispose of any right-of-use assets and therefore recognized no losses (2023 : Korean Won 14,367 thousand) on disposition of right-of-use asset.

During the year ended December 31, 2024 the Company recognized interest income on lease receivables Korean Won 8,615 thousand (2023 : Korean Won 8,826 thousand).

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

26. Commitments

A.	Amount of investment agreement The outstanding balances of contributions according to the investment agreements as of December 31, 2024 and 2023 are as follows:

December 31, 2024	Total amount of investment agreement		Cumulative investment	Outstanding Balance
	(In thousands of Korean won)
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1	₩	200,000	200,000	-
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		220,000	88,000	132,000
Solaire Culture Plus Fund		300,000	300,000	-
Solaire Main Movie Fund		300,000	300,000	-
Total	₩	1,020,000	888,000	132,000

December 31, 2023	Total amount of investment agreement		Cumulative investment	Outstanding Balance
	(In thousands of Korean won)
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1	₩	200,000	200,000	-
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		220,000	88,000	132,000
Solaire Culture Plus Fund		300,000	300,000	-
Solaire Main Movie Fund		300,000	300,000	-
Total	₩	1,020,000	888,000	132,000

B.	Other commitments

On September 14, 2023, an amendment was made to the equity interest exchange agreement, originally entered into on March 31, 2023, between the CEO, other shareholders of the Company, and K Enter Holdings for the purpose of listing on the NASDAQ through a merger with a SPAC company. The equity interest exchange agreement is effective on the date designated by K Enter Holdings. Upon the effective date, the CEO and other shareholders of the Company will exchange 95.1% of its shares with the equity interest of K Enter Holdings. Following the equity interest exchange transaction, the Company is expected to be a subsidiary of K Enter Holdings.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

On August 9, 2024, the Company provided a guarantee for an investment made by Industrial Bank of Korea intended for movie production <pupil of the eye>. The investee for this investment is SPC(Special Purpose Company), which specializes in the cultural industry and is responsible for the production, and the investment amount is KRW 1.6 billion.

C.	Borrowing commitments

borrowing commitments the company has entered into with financial institutions as of December 31, 2024 are as follows:

Financial institutions	Categories		Credit limit	Borrowings amount
			(In thousands of Korean won)
KB Kookmin Bank	overdraft loan	₩	300,000	207,336

The company is provided a joint and several guarantee of Korean Won 330,000 thousand by the CEO of the Company as of December 31, 2024.

27. Statement of Cash flows

Adjustments for income and expenses from operating activities for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Depreciation	₩	55,877	93,126
Interest expenses		22,730	21,684
Interest income		(22,884)	(21,382)
Severance Benefits		66,862	57,542
Share-based payments expenses		-	421,254
Tax expenses		67,796	39,549
Gains on valuation of securities under equity method		(16,391)	-
Gains on disposal of securities under equity method		(76,280)	-
Losses on valuation of short-term financial instruments		-	76,280
Losses on valuation of securities under equity method		63,068	146,232
Losses on disposition of PP&E		-	14,367
Investment revenue		(41,441)	-
Investment expenses		20,121	-
Total	₩	139,458	848,652

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Changes in assets and liabilities from operating activities for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Other current liabilities	₩	(3,092)	(23,218)
Other current assets		(97)	520
Accounts receivable - other		(273,426)	(29,139)
Trade and other payables		(29,131)	(33,673)
Accounts receivable-trade		331,875	50,858
Liabilities due to payment of benefits		-	(5,107)
Net defined benefit asset		(69,866)	(64,096)
Contract assets		(259,732)	(110,988)
Decrease(Increase) in Project investment		(193,218)	26,695
Decrease in securities under equity method		53,367	22,154
Increase in securities under equity method		-	(88,000)
Total	₩	(443,320)	(253,994)

Significant non-cash transactions for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Increase in Lease liabilities (new contract)	₩	-	269,160
Decrease in Lease liabilities (lease modification)		-	(22,498)
Increase in Short-term investment securities		-	1,741,000
Increase in Long-term investment securities (Reclassification)		485,997	-
Increase in Lease receivable		-	173,656
Decrease in Short-term investment securities		1,741,000	-

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

The movements of liabilities to cash flows arising from financing activities for the years ended December 31, 2024 and 2023 are as follows:

	Short term borrowings		Other current financial liabilities	Other non-current financial liabilities	Current lease liabilities	Non-current lease liabilities	Total
Balance at 1 January 2023	₩	-	-	-	61,718	23,366	85,084
Changes from financing cash flows
Payment of lease liabilities	₩	-	-	-	(130,674)	-	(130,674)
Collection of rent deposit		-	-	100,050	-	-	-
Reclassification		-	-	-	237,252	(237,252)	-
Total	₩	-	-	100,050	106,578	(237,252)	(30,624)
Other changes
New leases		-	-	-	-	269,160	269,160
Lease modification		-	-	-	(22,498)	-	(22,498)
Present value discount		-	-	(17,752)	-	-	(17,752)
Interest expense		-	-	4,825	16,757	-	21,582
Interest paid		-	-	-	(16,757)	-	(16,757)
Total	₩	-	-	(12,927)	(22,498)	269,160	233,735
Balance at 31 December 2023	₩	-	-	87,123	145,798	55,274	288,195
Balance at 1 January 2024		-	-	87,123	145,798	55,274	288,195
Changes from financing cash flows
Payment of lease liabilities	₩	-	-	-	(140,127)	-	(140,127)
Proceeds from borrowings		207,336	-	-	-	-	207,336
Reclassification		-	87,123	(87,123)	55,274	(55,274)	-
Total	₩	207,336	87,123	(87,123)	(84,853)	(55,274)	67,209
Other changes
Interest expense		323	8,937	-	13,293	-	22,553
Interest paid		(323)	-	-	(13,293)	-	(13,616)
Total	₩	-	8,937	-	-	-	8,937
Balance at 31 December 2024	₩	207,336	96,060	-	60,945	-	364,341

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

28. Related parties

A.	List of related parties

List of related parties as of December 31, 2024 and 2023 are as follows:

Relationship	December 31, 2024	December 31, 2023
Key management personnel	Choi, Pyeung ho	Choi, Pyeung ho
Key management personnel	Lee, Young Jae	Lee, Young Jae
Personnel with significant influence over the Company	Song, Hyo Jeong	Song, Hyo Jeong
Entities with significant influence over the Company	CY Holdings Co., Ltd	CY Holdings Co., Ltd
Personnel with significant influence over the Company	Park, Su Kyung	Park, Su Kyung
Personnel with significant influence over the Company	Hyun, Na Young	Hyun, Na Young
Personnel with significant influence over the Company	Lee, Myung Hyun	Lee, Myung Hyun
Personnel with significant influence over the Company	Kim, Min Soo	Kim, Min Soo
Other related parties	K Enter Holdings INC	K Enter Holdings INC
Associates(*1)	-	SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1
Associates	SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2	SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2
Associates(*1)	-	Solaire Culture Plus Fund
Associates(*1)	-	Solaire Main Movie Fund
Other related parties	Bluefire Studio Co., Ltd	Bluefire Studio Co., Ltd
Other related parties(*2)	-	Secret: Untold Melody Limited Company Specializing in The Cultural Industry
Other related parties(*2)	-	Next Sohee Limited Company Specializing in The Cultural Industry
Other related parties(*2)	-	Falling starlight Limited Company Specializing in The Cultural Industry

(*1)	Investments in associates were excluded from related parties due to a change in account classification during the year ended December 31, 2024.
(*2)	Due to the Company's loss of significant influence over the Solaire Main Movie Fund, the Limited Company Specializing in the Cultural Industry—previously controlled by the Solaire Main Movie Fund—has been excluded from the scope of related parties.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

B. Transactions with related parties

Details of transaction with related parties for the years ended December 31, 2024 and 2023 are as follows:

		2024			2023
Related party	Name of entity	Revenues		Purchases	Revenues	Purchases
		(In thousands of Korean won)
Key management personnel	Lee, Young Jae	₩	3	-	67	-
Personnel with significant influence over the Company	Song, Hyo Jeong		2	-	48	-
Other related parties(*1)	K Enter Holdings INC		84,895	8,938	8,826	4,825
Associates(*2)	SOLAIRE Contents Investment Fund No.8		-	-	-	13,481
Associates(*3)	SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1		84,279	38,306	302,276	46,436
Associates	SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		395,066	4,151	89,858	848
Associates(*3)	Solaire Culture Plus Fund		272,427	20,611	573,678	56,325
Associates(*3)	Solaire Main Movie Fund		540,815	-	748,459	29,142
Total		₩	1,377,487	72,006	1,723,212	151,057

(*1)	A gain of 76,280 thousand won from the disposal of Play Company Co., Ltd shares was included.
(*2)	Amounts before the liquidation during the year ended December 31, 2023.
(*3)	Due to loss of exercising significant influence, account has been reclassified as Long-term investment securities, the amount represents the balance prior to the loss of significant influence.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Account balances with related parties

The balances of receivables and payables to related parties as of December 31, 2024 and 2023 are as follows:

		December 31, 2024				December 31, 2023
Related party	Name of entity	Receivable		Lease receivable	Payables	Receivable	Lease receivable	Payables
		(In thousands of Korean won)
Key management personnel	Lee, Young Jae	₩	-	-	180	-	-	1,949
Personnel with significant influence over the Company	Song, Hyo Jeong		-	-	128	-	-	1,392
Other related parties	K Enter Holdings INC		1,814,948	39,784	96,060	27,498	127,217	87,123
Associates	SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1		-	-	-	87,238	-	24,005
Associates	SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		236,666	-	-	76,550	-	-
Associates	Solaire Culture Plus Fund		-	-	-	144,375	-	-
Associates	Solaire Main Movie Fund		-	-	-	187,500	-	-
Total		₩	2,051,614	39,784	96,368	523,161	127,217	114,469

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

D.	Financial transactions with related parties

Details of significant financial transactions with related parties for the years ended December 31, 2024 and 2023 are as follows:

		2024			2023
Related party	Name of entity	Repayment		Borrowing	Repayment	Borrowing
		(In thousands of Korean won)
Key management personnel	Choi, Pyeung ho	₩	14,000	14,000	-	-

E.	Capital contribution transactions with related parties

Details of significant capital contribution transactions with related parties for the years ended December 31, 2024 and 2023 are as follows:

		2024			2023
Related party	Name of entity	Additional investment		Recovery of investment	Additional investment	Recovery of investment
		(In thousands of Korean won)
Associates	SOLAIRE Contents Investment Fund No.8		-	-	-	22,155
Associates	SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1		-	53,368	-	-
Associates	SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		-	-	88,000	-
Total		₩	-	53,368	88,000	22,155

F.	Key management personnel compensation

The compensation for the key management personnel for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Short-term employee benefits	₩	736,324	552,935
Defined benefits plan expenses		62,675	41,084

Compensation of the Company’s key management personnel includes salaries, non-cash benefits and contributions to a post-employment defined benefit plan.

G.	Commitments with related parties

The Company is provided a joint and several guarantee of Korean Won 330,000 thousand by the CEO of the Company as of December 31, 2024.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

29. Subsequent Events

On January 3, 2025, K Enter Holdings Inc. completed the acquisition of a controlling interest in six Korean entities, including Solaire Partners LLC., through a share exchange. Upon the approval, the CEO and other shareholders of the Company exchanged 95.0% of its shares with the equity interest of K Enter Holdings Inc. Following the equity interest exchange transaction, the Company became a subsidiary of K Enter Holdings Inc.